Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED

FINANCIAL INFORMATION

Basis of Pro Forma Presentation

On January 21, 2011 and pursuant to the Merger Agreement (the “Agreement”) dated January 9, 2011, API Technologies Corp (“API”) closed its previously announced merger (the “Merger”) with Vintage Albany Acquisition, LLC, a Delaware limited liability company (“Parent”), and API Merger Sub, Inc., a New York corporation and wholly owned subsidiary of API (“Sub”), pursuant to which Sub merged with and into SenDEC Corporation, a New York corporation (“SenDEC”). SenDEC is a leading defense electronics manufacturing services company headquartered in Fairport, New York. In the Merger, API acquired all of the equity of SenDEC, which included SenDEC’s electronics manufacturing operations and approximately $30 million of cash, in exchange for the issuance of 22,000,000 API common shares to Parent. The Merger closed immediately after the closing of the merger pursuant to the Agreement and Plan of Merger among Parent, SenDEC, and South Albany Acquisition Corp, pursuant to which Parent acquired SenDEC.

The unaudited pro forma combined consolidated financial statements of API for the year ended May 31, 2010 have been prepared by management by combining API’s historical statements of operations and its wholly owned subsidiaries, which include pro forma adjustments for the asset acquisition of Cryptek Technologies Inc. dated July 7, 2009 and the Kuchera (“KGC Companies”) asset acquisition from the Kuchera companies (“KGC Companies”) dated January 20, 2010 to account for these acquisitions as though they occurred on June 1, 2009. This pro forma information was disclosed in the Company’s Form 10-K filed with the SEC on August 10, 2010. These unaudited pro forma combined consolidated statements have been combined with that of SenDEC for the periods presented. The unaudited pro forma combined consolidated statement of operations for the fiscal year ended May 31, 2010 and for the six months ended November 30, 2010, give pro forma effect as if the transactions had occurred on the first day of the reporting period. The unaudited pro forma combined consolidated balance sheet gives pro forma effect as if the transaction had occurred on November 30, 2010.

The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition of SenDEC (2) factually supportable, and (3) expected to have a continuing impact on the combined results. Pro forma adjustments are based on preliminary estimates and assumptions.

The unaudited pro forma twelve month Consolidated Statement of Operations should be read in conjunction with the Company’s Form 10-K filed with the SEC on August 10, 2010, and the audited historical financial statements of SenDEC, which are included as Exhibit 99.1 in this Form 8-K/A.

The unaudited pro forma combined consolidated financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what API’s financial position or results of operations actually would have been had the acquisition been completed by the dates indicated. In addition, the unaudited pro forma combined consolidated financial information does not purport to project the future operating results of API. No effect has been given in the unaudited pro forma combined consolidated financial information for SenDEC acquisition costs, the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. The unaudited pro forma combined consolidated financial information was prepared using the purchase method of accounting as required by the accounting guidance for business combinations. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Therefore, the actual amounts recorded as of the completion of management’s analysis might differ materially from the information presented in the unaudited pro forma combined financial statements.

API Technologies Corp.

Pro Forma Combined Consolidated Balance Sheet

As of November 30, 2010

(Unaudited)

	Nov 30, 2010 API Technologies Corp.	Nov 30, 2010 SenDec	Adjustments		API Technologies Corp. Pro Forma
		(a)
ASSETS
Current
Cash and cash equivalents	$5,508,865	$2,363,419	$10,000,000	(a) (c)	$17,872,284
Marketable securities, at fair value	241,793	—	—		241,793
Accounts receivable, less allowance for doubtful accounts	12,871,720	7,587,931	—		20,459,651
Inventories	21,179,316	16,941,910	—		38,121,226
Deferred income taxes	257,923	401,144	—		659,067
Prepaid expenses and other current assets	1,064,805	178,905	—		1,243,710

	41,124,422	27,473,310	10,000,000		78,597,732

Fixed assets, net	11,308,820	5,602,054	—		16,910,874
Fixed assets held for sale	150,000	—	—		150,000
Goodwill	8,461,889	—	78,587,635	(b)	87,049,524
Intangible assets, net	2,966,831	—	5,876,000	(b)	8,842,831

	$64,011,962	33,075,363	94,463,635		$191,550,960

Liabilities and Shareholder’s Equity
Current
Bank indebtedness	$705,157	—	—		$705,157
Accounts payable and accrued expenses	11,154,530	7,074,702	—		18,229,232
Deferred revenue	587,077	758,317	—		1,345,394
Seller’s note payable	10,000,000	—	(900,000	)(d)	9,100,000
Current portion of long-term debt	143,857	—	—		143,857
Current liabilities of discontinued operations	141,311	—	—		141,311

	22,731,932	7,833,019	(900,000)		29,664,951

Deferred income taxes	257,899	852,482	—		1,110,381
Long-term debt, net of current portion and discount on notes	22,397,023	—	(20,874,082	)(c) (f)	1,522,941

	45,386,854	8,685,502	(21,774,082)		32,298,273

Commitments
Shareholders’ equity
Common stock	32,803	34,969	(11,752	)(e) (f)	56,020
Additional paid-in capital	42,269,069	—	142,480,279	(a) (e)	184,749,348
Common stock subscribed but not issued	2,373,000	—	—		2,373,000
Accumulated deficit	(26,481,402)	24,354,892	(26,230,810	)(c) (d) (e)	(28,357,320)
Accumulated other comprehensive income
Currency translation adjustment	235,704	—	—		235,704
Unrealized gain on marketable securities, net of tax	195,934	—	—		195,934

Total accumulated other comprehensive income	431,638	—	—		431,638

	$18,625,108	$24,389,861	$116,237,717		$159,252,687

	$64,011,962	$33,075,363	$94,463,635		$191,550,960

API Technologies Corp.

Consolidated Statement of Operations

(Expressed in US Dollars)

(Unaudited)	API Technologies Corp. Twelve Months Ended May 31, 2010	Consolidated Combined SenDEC Corporation Twelve Months Ended July 31, 2010	SenDEC Corporation Maintenance Meter Division Pro-forma Adjustments Twelve Months Ended July 31, 2010	SenDEC Corporation Pro-forma Adjustments Twelve Months Ended July 31, 2010		API Technologies SenDEC Acquisition Pro-forma Adjustments Twelve Months Ended May 31, 2010		Pro-Forma Twelve Months Ended May 31, 2010
	(a)	(a)	(a)

Sales	$115,381,918	$93,823,297	$(5,228,918)	$—		$—		$203,976,297

Cost of sales	84,329,615	79,575,536	(3,464,041)	—		—		160,441,110

Restructuring charges	636,458	—	—	—		—		636,458

	84,966,073	79,575,536	(3,464,041)	—		—		161,077,568

Gross profit	30,415,845	14,247,761	(1,764,877)	—		—		42,898,729

Expenses
General and administrative	18,009,318	4,205,623	(1,383,508)	(1,428,150	)(g)	3,447,885	(b) (i)	22,851,168
Selling expenses	5,365,411	4,297,460	(233,597)	—		—		9,429,274
Research & Development	2,721,835	—	—	—		—		2,721,835
Acquisition related charges	2,493,542	—	—	—		—		2,493,542
Restructuring charges	571,512	—	—	—		—		571,512

	29,161,618	8,503,083	(1,617,105)	(1,428,150)		3,447,885		38,067,331

Operating income (loss)	1,254,227	5,744,678	(147,772)	1,428,150		(3,447,885)		4,831,398

Other (income) expenses

Other income	(2,082,438)	3,475	—	—		—		(2,078,963)
Interest expense, net	5,273,089	271,197	(13,137)	(258,060	)(h)	(4,595,346	)(c)	677,743
(Gain) loss on foreign currency transactions	67,389	—	—	—		—		67,389

	3,258,040	274,672	(13,137)	(258,060)		(4,595,346)		(1,333,831)

Income (loss) before income taxes	(2,003,813)	5,470,006	(134,634)	1,686,210		1,147,461		6,165,230
Income taxes	45,454	1,951,406	(56,628)	—		(1,190,229	)(j)	750,003

Income (loss) from continuing operations	$(2,049,267)	$3,518,600	$(78,006)	$1,686,210		$2,337,690		$5,415,227

Earnings (loss) per common share from continuing operations:
Basic	$(0.24)							$0.18

Diluted	$(0.24)							$0.17

Weighted average shares outstanding
Basic	8,693,498							30,693,498

Diluted	8,693,498							31,215,509

API Technologies Corp.

Consolidated Statement of Operations

(Expressed in US Dollars)

(Unaudited)	API Technologies Corp. Actuals Six Months Ended November 30, 2010	Consolidated Combined SenDEC Corporation Six Months Ended October 31, 2010	SenDEC Corporation Maintenance Meter Division Pro-forma Adjustments Six Months Ended October 31, 2010	SenDEC Corporation Pro-forma Adjustments Six Months Ended October 31, 2010		API Technologies SenDEC Acquisition Pro-forma Adjustments Six Months Ended November 30, 2010		Pro-Forma Six Months Ended November 30, 2010
		(a)	(a)

Sales	$55,022,237	$69,335,878	$(2,896,139)	$—		$—		$121,461,976

Cost of sales	40,895,215	59,433,429	(2,004,532)	—		—		98,324,112

Restructuring charges	757,988	—	—	—		—		757,988

	41,653,203	59,433,429	(2,004,532)	—		—		99,082,100

Gross profit	13,369,034	9,902,448	(891,607)	—		—		22,379,876

Expenses
General and administrative	7,656,148	2,497,386	(873,023)	(110,000	)(g)	2,429,943	(b) (i)	11,600,454
Selling expenses	2,243,923	2,822,977	—	—		—		5,066,900
Research & Development	1,254,549	—	—	—		—		1,254,549
Restructuring charges	1,641,857	—	—	—		—		1,641,857

	12,796,477	5,320,363	(873,023)	(110,000)		2,429,943		19,563,760

Operating income (loss)	572,557	4,582,086	(18,584)	110,000		(2,493,943)		2,816,116

Other (income) expenses

Other (income) expenses	(779,873)	2,050	1,425	—		—		(776,398)
Interest expense, net	2,531,856	201,892	(7,300)	(194,592	)(h)	(2,239,658	)(c)	292,198
(Gain) loss on foreign currency transactions	(56,487)	—	—	—		—		(56,487)

	1,695,496	203,942	(5,875)	(194,592)		(2,239,658)		(540,687)

Income (loss) before income taxes	(1,122,939)	4,378,144	(12,709)	304,592		(190,285)		3,356,803
Income taxes	13,287	1,497,398	(6,327)	—		(1,248,904	)(j)	255,454

Income (loss) from continuing operations	$(1,136,226)	$2,880,745	$(6,382)	$304,592		$1,058,619		$3,101,348

Earnings (loss) per common share from continuing operations:
Basic	$0.13							$0.10

Diluted	$0.12							$0.10

Weighted average shares outstanding
Basic	8,874,263							30,874,263

Diluted	9,274,197							31,274,197

1.	REPORTING CURRENCY

The unaudited pro forma combined consolidated financial statements are expressed in US dollars, to be consistent with the reporting currency.

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro forma combined consolidated financial statements incorporate the following pro forma assumptions and adjustments:

a)	On January 21, 2011, API acquired all of the equity of SenDEC which included $30,000,000 of cash for a total consideration of $138,853,496, comprised of the issuance of (i) 22,000,000 API common shares (ii) issuance of 750,000 vested options at $6.05 per share, and (iii) the obligation to pay former SenDEC shareholders up to $14 million in earn-out payments, potentially payable in three installments through July 31, 2013, based on achievement of certain financial milestones of SenDEC.

Certain assets, revenues and expenses have been excluded from the acquisition and are reflected as “carve-out” adjustments shown to reflect the disposition of SenDEC’s Maintenance Meters division.

b)	API evaluated the asset purchase in accordance with business combination accounting using purchase method of accounting. The fair value of the assets acquired in the SenDEC transaction include intangibles of $5,876,000 and goodwill of $78,587,635. The intangibles are being amortized between 3 and 4 years on the pro forma income statements. API is continuing to accumulate information and any changes will be reflected in subsequent periods.

c)	Pro forma adjustment to reflect re-payment of $20,000,000 investor notes from the proceeds of the Merger, and includes fully amortizing the discount on investor notes and Convertible Promissory Notes totaling $3,508,948.

d)	On December 14, 2010, API and its wholly owned subsidiaries, API Defense Inc. and API Systems Inc. entered into an Amended and Restated Promissory Note, which amends certain terms of the promissory note in the principal amount of $10,000,000 made by API and its wholly owned subsidiaries in favor of the KGC Companies dated January 20, 2010 (the “Note”). The Amended Note reduces the outstanding principal balance from $10,000,000 to $9,100,000 to account for a $900,000 reduction and extends the maturity date of the Note from December 31, 2010 to March 31, 2011 and thereafter agreed to June 30, 2011.

The Amended Note provides for a maturity date, among other events, 30 days after a change in control of API. Following the acquisition of SenDEC by API on January 21, 2011, which constituted a change in control of API, the Amended Note became due on February 20, 2011. The API Subsidiaries have made separate indemnification claims against KGC Companies under the Purchase Agreement, for which they are claiming a right of set off under the Amended Note, and have notified KGC Companies that they will repay the Amended Note once the indemnification claims have been settled. The API Subsidiaries will continue to negotiate with KGC Companies to resolve the outstanding issues. The API Subsidiaries have sufficient funds to repay the Amended Note. Nonpayment is due solely to disagreement over the amount owed.

e)	SenDEC’s historic surplus, common stock and additional paid in capital have been eliminated upon consolidation.

f)	Reflects pro forma adjustment related to the issuance of the 22,000,000 shares as a result of the merger and the conversion of 1,216,667 exchangeable shares at par value of .001.

g)	Reflects pro forma adjustment to remove SenDEC’s pre-acquisition management bonus and stock option plans.

h)	Reflects pro forma adjustment of interest expense due to repayment of SenDEC’s bank debt immediately before API merged with Parent.

i)	Pro forma adjustment to reflect non-cash stock expense related to modifications and acceleration of various employee, officer and director options related to a change in control.

j)	Tax adjustment due to carry forward of historical API tax losses which reflects the utilization of API’s NOL.

3.	EARNINGS PER SHARE

API Technologies Corp. basic pro forma earnings per share was calculated based on the unaudited pro forma combined net income and the weighted average number of shares outstanding during the reporting periods plus 22,000,000 API common shares issued to Parent as part of the Merger. The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net earnings and shares used in computing the net earnings per share for the year ended May 31, 2010 and six months ended November 30, 2010 are based on API’s historical weighted average common shares outstanding during the respective periods plus 22,000,000 API common shares issued to Parent as part of the Merger. The effect of the additional shares of API common stock issued as part of the SenDEC acquisition has been included for purposes of presenting pro forma net earnings per share.